UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                              Form 10-SB/Amendment

              General Form for Registration of Securities of Small
               Business Issuers under Section 12(b) or (g) of The
                         Securities Exchange Act of 1934

                       One Million Net International, Inc.
              (Exact Name of Small Business Issuer in its Charter)

     Delaware                                                   TF-2357117
(State of Incorporation)        (Primary Standard          (IRS Employer ID No.)
                               Classification Code)

                          350 Fifth Avenue Suite #4304
                               New York, NY 10118
        (Address of Registrant's Principal Executive Offices) (Zip Code)

                           (Issuer's telephone number)

        Securities to be Registered Under Section 12(b) of the Act: None

           Securities to be Registered Under Section 12(g) of the Act:

                                  Common Stock
                                 $.001 Par Value
                                (Title of Class)

                                     PART I

ITEM 1. BUSINESS.

One Million Net International, Inc. was incorporated on August 2, 2006 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. We have been in the developmental stage since inception and have no operations to date other than issuing shares to our original shareholder.

We will attempt to locate and negotiate with a business entity for the combination of that target company with us. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under
Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that we will be successful in locating or negotiating with any target company.

We have been formed to provide a method for a foreign or domestic private company to become a reporting ("public") company whose securities are qualified for trading in the United States secondary market.

PERCEIVED BENEFITS

There are certain perceived benefits to being a reporting company with a class of publicly-traded securities. These are commonly thought to include the following:

      * the ability to use registered securities to make acquisitions of assets or businesses;

      *     increased visibility in the financial community;

      *     the facilitation of borrowing from financial institutions;

      *     improved trading efficiency;

      *     shareholder liquidity;

      *     greater ease in subsequently raising capital;

      * compensation of key employees through stock options for which there may be a market valuation;

      *     enhanced corporate image;

      *     a presence in the United States capital market.

POTENTIAL TARGET COMPANIES

A business entity, if any, which may be interested in a business combination with us may include the following:

      * a company for which a primary purpose of becoming public is the use of its securities for the acquisition of assets or businesses;

      * a company which is unable to find an underwriter of its securities or is unable to find an underwriter of securities on terms acceptable to it;

      * a company which wishes to become public with less dilution of its common stock than would occur upon an underwriting;

      * a company which believes that it will be able to obtain investment capital on more favorable terms after it has become public;

      * a foreign company which may wish an initial entry into the United States securities market;

      * a special situation company, such as a company seeking a public market to satisfy redemption requirements under a qualified Employee Stock Option Plan;

      * a company seeking one or more of the other perceived benefits of becoming a public company.


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A business combination with a target company will normally involve the transfer to the target company of the majority of the issued and outstanding common stock of the Company, and the substitution by the target company of its own management and board of directors.

No assurances can be given that we will be able to enter into a business combination, as to the terms of a business combination, or as to the nature of the target company.

We are voluntarily filing this Registration Statement with the Securities and Exchange Commission and are under no obligation to do so under the Securities Exchange Act of 1934.

RISK FACTORS

Our business is subject to numerous risk factors, including the following:

NO OPERATING HISTORY OR REVENUE AND MINIMAL ASSETS.

We have had no operating history nor any revenues or earnings from operations. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in us incurring a net operating loss which will increase continuously until we can consummate a business combination with a target company. There is no assurance that we can identify such a target company and consummate such a business combination.

SPECULATIVE NATURE OF THE COMPANY'S PROPOSED OPERATIONS.

The success of our proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified target company. While management will prefer business combinations with entities having established operating histories, there can be no assurance that we will be successful in locating candidates meeting such criteria. In the event we complete a business combination, of which there can be no assurance, the success of our operations will be dependent upon management of the target company and numerous other factors beyond our control.

SCARCITY OF AND COMPETITION FOR BUSINESS OPPORTUNITIES AND COMBINATIONS.

We are and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be merger or acquisition target candidates for us. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete with numerous other small public companies in seeking merger or acquisition candidates.

IMPRACTICABILITY OF EXHAUSTIVE INVESTIGATION; FAILURE TO MEET ITS FIDUCIARY OBLIGATIONS.

Our limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a target company. The decision to enter into a business combination, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys or similar information which, if we had more funds available to it, would be desirable. We will be particularly dependent in making decisions upon information provided by the principals and advisors associated with the business entity seeking our participation. Management may not be able to meet its fiduciary obligation to us and our stockholders due to the impracticability of completing thorough due diligence of a target company. By its failure to complete a thorough due diligence and exhaustive investigation of a target company, we are more susceptible to derivative litigation or other stockholder suits. In addition, this failure to meet our fiduciary obligations increases the likelihood of plaintiff success in such litigation.

NO AGREEMENT FOR BUSINESS COMBINATION OR OTHER TRANSACTION-NO STANDARDS FOR BUSINESS COMBINATION-MANAGEMENTS SOLE DISCRETION REGARDING BUSINESS COMBINATION.

We have no current arrangement, agreement or understanding with respect to engaging in a business combination with a specific entity. There can be no


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

assurance that we will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Lord Dr. Masaaki Ikawa and Mr. Nobuo Ikawa are our sole officers and controlling shareholders and with Mr. Akihito Awaji are our sole directors and as such have complete control and discretion with regard to our business and affairs. Dr. Ikawa and Mr. Ikawa, as our sole shareholders and two of our three directors, have complete discretion whether we will enter into a business combination. Management has not identified any particular industry or specific business within an industry for evaluation by us. There is no assurance that we will be able to negotiate a business combination on terms favorable to us. We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which we will require a target company to have achieved, or without which we would not consider a business combination with such business entity. Accordingly, we may enter into a business combination with a business entity having no significant operating history, losses, limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics.

CONTINUED MANAGEMENT CONTROL, LIMITED TIME AVAILABILITY.

While seeking a business combination, management anticipates devoting only a limited amount of time per month to our business. Our officers have not entered into a written employment agreement with us and they are not expected to do so in the foreseeable future. We have not obtained key man life insurance on our officers/directors. Notwithstanding the combined limited experience and time commitment of management, loss of the services of these individuals would adversely affect development of our business and likelihood of continuing operations.

CONFLICTS OF INTEREST--GENERAL.

Our officers and directors may participate in other business ventures which may compete directly with the Company. Additional conflicts of interest and non-arms length transactions may also arise in the future. Management has adopted a policy that we will not seek a business combination with any entity in which any member of management serves as an officer, director or partner, or in which they or their family members own or hold any ownership interest. See ITEM 5.

REPORTING REQUIREMENTS MAY DELAY OR PRECLUDE ACQUISITION.

Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act") requires companies subject thereto to provide certain information about significant acquisitions including audited financial statements for the company acquired covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by us. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

LACK OF MARKET RESEARCH OR MARKETING ORGANIZATION.

We have neither conducted, nor have others made available to it, market research indicating that demand exists for the transactions contemplated by us. Even in the event demand exists for a transaction of the type contemplated by us, there is no assurance we will be successful in completing any such business combination.

LACK OF DIVERSIFICATION.

Our proposed operations, even if successful, will in all likelihood result in our engaging in a business combination with only one target company. Consequently, our activities will be limited to those engaged in by the business entity which we will merge with or acquire. Our inability to diversify our activities into a number of areas may subject us to economic fluctuations within a particular business or industry and therefore increase the risks associated with our operations.

REGULATION UNDER INVESTMENT COMPANY ACT.

Although we will be subject to regulation under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, insofar as we will not be engaged in the business of investing or trading in securities. In the event we engage in business combinations which result in us holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act of 1940. In such event, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the Securities and Exchange Commission as to our status under the Investment Company Act of 1940 and, consequently, any violation of such Act could subject us to material adverse consequences.


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PROBABLE CHANGE IN CONTROL AND MANAGEMENT.

A business combination involving the issuance of our common stock will, in all likelihood, result in shareholders of a target company obtaining a controlling interest in the Company. Any such business combination may require our shareholder to sell or transfer all or a portion of their common stock. The resulting change in control of the Company will likely result in removal of the present officer and director of the Company and a corresponding reduction in or elimination of his participation in the future affairs of the Company.

REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING BUSINESS COMBINATION.

Our primary plan of operation is based upon a business combination with a business entity which, in all likelihood, will result in our issuing securities to shareholders of such business entity. The issuance of previously authorized and unissued common stock of the Company would result in reduction in percentage of shares owned by our present shareholder and would most likely result in a change in control of our management.

TAXATION.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination we may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target company; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction.

POSSIBLE RELIANCE UPON UNAUDITED FINANCIAL STATEMENTS.

We will require audited financial statements from any business entity we propose to acquire. No assurance can be given, however, that audited financials will be available to us prior to a business combination. In cases where audited financials are unavailable, we will have to rely upon unaudited information that has not been verified by outside auditors in making our decision to engage in a transaction with the business entity. The lack of the type of independent verification which audited financial statements would provide increases the risk that we, in evaluating a transaction with such a target company, will not have the benefit of full and accurate information about the financial condition and operating history of the target company. This risk increases the prospect that a business combination with such a business entity might prove to be an unfavorable one for us.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

Plan of Operation

The Registrant is continuing its efforts to locate a merger Candidate for the purpose of a merger. It is possible that the registrant will be successful in locating such a merger candidate and closing such merger. However, if the registrant cannot effect a non-cash acquisition, the registrant may have to raise funds from a private offering of its securities under Rule 506 of Regulation D. There is no assurance the registrant would obtain any such equity funding.

Results of Operation

The Company did not have any operating income since inception, August 2, 2006. For the period between beginning August 2, 2006 and ending August 31, 2006, the registrant recognized a net loss of $1,982. Some general and administrative expenses from inception were accrued. Expenses from inception were comprised of costs mainly associated with legal, accounting and office.


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Liquidity and Capital Resources

At August 31, 2006, the Company had cash of $153,321 and total assets of $168,321. We will rely upon this and the issuance of common stock and additional capital contributions from shareholders to fund administrative expenses pending acquisition of an operating company.

Management anticipates seeking out a target company through solicitation. Such solicitation may include newspaper or magazine advertisements, mailings and other distributions to law firms, accounting firms, investment bankers, financial advisors and similar persons, the use of one or more World Wide Web sites and similar methods. No estimate can be made as to the number of persons who will be contacted or solicited. Management may engage in such solicitation directly or may employ one or more other entities to conduct or assist in such solicitation. Management and its affiliates will pay referral fees to consultants and others who refer target businesses for mergers into public companies in which management and its affiliates have an interest. Payments are made if a business combination occurs, and may consist of cash or a portion of the stock in the Company retained by management and its affiliates, or both.

Lord Dr. Masaaki Ikawa will supervise the search for target companies as potential candidates for a business combination. Dr. Ikawa will pay, at his own expenses, any costs he incurs in supervising the search for a target company. Dr. Ikawa may enter into agreements with other consultants to assist in locating a target company and may share stock received by it or cash resulting from the sale of its securities with such other consultants. Dr. Ikawa and Mr. Ikawa control us and therefore have the authority to enter into any agreement binding us. Dr. Ikawa and Mr. Ikawa, as our sole officers, and only shareholders, and with Mr. Awaji our only directors, can authorize any such agreement binding us. See ITEM 4:

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have no full time employees. Our president has agreed to allocate a portion of his time to the activities of the Company, without compensation. The president anticipates that our business plan can be implemented by his devoting no more than 10 hours per month to the business affairs of the Company and, consequently, conflicts of interest may arise with respect to the limited time commitment by such officer.

Our Certificate of Incorporation provides that we may indemnify our officers and/or directors for liabilities, which can include liabilities arising under the securities laws. Therefore, our assets could be used or attached to satisfy any liabilities subject to such indemnification.

GENERAL BUSINESS PLAN

Our purpose is to seek, investigate and, if such investigation warrants, acquire an interest in a business entity which desires to seek the perceived advantages of a corporation which has a class of securities registered under the Exchange Act. We will not restrict our search to any specific business, industry, or geographical location and we may participate in a business venture of virtually any kind or nature. Management anticipates that it will be able to participate in only one potential business venture because we have nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to our shareholders because we will not offset potential losses from one venture against gains from another.

We may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes.

We anticipate that the selection of a business opportunity in which to participate will be complex and extremely risky. Management believes (but has not conducted any research to confirm) that there are business entities seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, increasing the opportunity to use securities for acquisitions, providing liquidity for shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities difficult and complex.


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We have, and will continue to have, no capital with which to provide the owners of business entities with any cash or other assets. However, management believes we will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a public company without incurring the cost and time required to conduct an initial public offering. Management has not conducted market research and is not aware of statistical data to support the perceived benefits of a business combination for the owners of a target company.

The analysis of new business opportunities will be undertaken by, or under the supervision of, our officer and director, who is not a professional business analyst. In analyzing prospective business opportunities, management may consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact our proposed activities; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. This discussion of the proposed criteria is not meant to be restrictive of our virtually unlimited discretion to search for and enter into potential business opportunities.

The Exchange Act requires that any merger or acquisition candidate comply with certain reporting requirements, which include providing audited financial statements to be included in the reporting filings made under the Exchange Act. We will not acquire or merge with any company for which audited financial statements cannot be obtained at or within the required period of time after closing of the proposed transaction.

We may enter into a business combination with a business entity that desires to establish a public trading market for its shares. A target company may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with us. Such consequences may include, but are not limited to, time delays of the registration process, significant expenses to be incurred in such an offering, loss of voting control to public shareholders or the inability to obtain an underwriter or to obtain an underwriter on satisfactory terms.

We will not restrict our search for any specific kind of business entities, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its business life. It is impossible to predict at this time the status of any business in which we may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which we may offer.

Our management, which in all likelihood will not be experienced in matters relating to the business of a target company, will rely upon its own efforts in accomplishing our business purposes. Following a business combination, we may benefit from the services of others in regard to accounting, legal services, underwritings and corporate public relations. If requested by a target company, management may recommend one or more underwriters, financial advisors, accountants, public relations firms or other consultants to provide such services.

A potential target company may have an agreement with a consultant or advisor providing that services of the consultant or advisor be continued after any business combination. Additionally, a target company may be presented to us only on the condition that the services of a consultant or advisor be continued after a merger or acquisition. Such preexisting agreements of target companies for the continuation of the services of attorneys, accountants, advisors or consultants could be a factor in the selection of a target company.

ACQUISITION OF OPPORTUNITIES

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. On the consummation of a transaction, it is likely that our present management and shareholder will no longer be in control of the Company. In addition, it is likely that our officer and director will, as part of the terms of the acquisition transaction, resign and be replaced by one or more new officers and directors.


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It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, we may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, it will be undertaken by the surviving entity after we have entered into an agreement for a business combination or have consummated a business combination and we are no longer considered a blank check company. The issuance of additional securities and their potential sale into any trading market which may develop our securities may depress the market value of our securities in the future if such a market develops, of which there is no assurance.

While the terms of a business transaction to which we may be a party cannot be predicted, it is expected that the parties to the business transaction will desire to avoid the creation of a taxable event and thereby structure the acquisition in a tax-free reorganization under Sections 351 or 368 of the Internal Revenue Code of 1986, as amended.

With respect to negotiations with a target company, management expects to focus on the percentage of the Company which target company shareholders would acquire in exchange for their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, our shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition.

The percentage of ownership may be subject to significant reduction in the event we acquire a target company with substantial assets. Any merger or acquisition effected by us can be expected to have a significant dilutive effect on the percentage of shares held by our shareholder at such time.

We will participate in a business opportunity only after the negotiation and execution of appropriate agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require certain representations and warranties of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by the parties prior to and after such closing and will include miscellaneous other terms.

We will not enter into a business combination with any entity which cannot provide audited financial statements at or within the required period of time after closing of the proposed transaction. We are subject to all of the reporting requirements included in the Exchange Act. Included in these requirements is our duty to file audited financial statements as part of or within 60 days following the due date for filing our Form 8-K (or Form 8-K12G3 if we decide to enter into a "back door" registration which we do not intend to
do) which is required to be filed with the Securities and Exchange Commission within 15 days following the completion of the business combination. If such audited financial statements are not available at closing, or within time parameters necessary to insure our compliance with the requirements of the Exchange Act, or if the audited financial statements provided do not conform to the representations made by the target company, the closing documents may provide that the proposed transaction will be voidable at the discretion of our present management.

Management has orally agreed that it will advance to us any additional funds which we need for operating capital and for costs in connection with searching for or completing an acquisition or merger. Such advances will be made without expectation of repayment. There is no minimum or maximum amount management will advance to us. We will not borrow any funds to make any payments to our management, its affiliates or associates.

UNDERTAKINGS AND UNDERSTANDINGS REQUIRED OF TARGET COMPANIES

As part of a business combination agreement, we intend to obtain certain representations and warranties from a target company as to their conduct following the business combination. Such representations and warranties may include (i) the agreement of the target company to make all necessary filings and to take all other steps necessary to remain a reporting company under the Exchange Act (ii) imposing certain restrictions on the timing and amount of the issuance of additional free-trading stock, including stock registered on Form S-8 or issued pursuant to Regulation S and (iii) giving assurances of ongoing compliance with the Securities Act, the Exchange Act, the General Rules and Regulations of the Securities and Exchange Commission, and other applicable laws, rules and regulations.


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A prospective target company should be aware that the market price and volume of its securities, when and if listed for secondary trading, may depend in great measure upon the willingness and efforts of successor management to encourage interest in us within the United States financial community. We do not have the market support of an underwriter that would normally follow a public offering of its securities. Initial market makers are likely to simply post bid and asked prices and are unlikely to take positions in our securities for their own account or customers without active encouragement and a basis for doing so. In addition, certain market makers may take short positions in our securities, which may result in significant pressure on their market price. We may consider the ability and commitment of a target company to actively encourage interest in its securities following a business combination in deciding whether to enter into a transaction with such company.

A business combination with us separates the process of becoming a public company from the raising of investment capital. As a result, a business combination with us normally will not be a beneficial transaction for a target company whose primary reason for becoming a public company is the immediate infusion of capital. We may require assurances from the target company that it has a reasonable belief that it will have sufficient sources of capital to continue operations following the business combination. However, it is possible that a target company may give such assurances in error, or that the basis for such belief may change as a result of circumstances beyond the control of the target company.

Prior to completion of a business combination, we will generally require that it be provided with written materials regarding the target company containing such items as a description of products, services and company history; management resumes; financial information; available projections, with related assumptions upon which they are based; an explanation of proprietary products and services; evidence of existing patents, trademarks, or service marks, or rights thereto; present and proposed forms of compensation to management; a description of transactions between such company and its affiliates during relevant periods; a description of present and required facilities; an analysis of risks and competitive conditions; a financial plan of operation and estimated capital requirements; audited financial statements, or if they are not available, unaudited financial statements, together with reasonable assurances that audited financial statements would be able to be produced within a reasonable period of time not to exceed 75 days following completion of a business combination; and other information deemed relevant.

COMPETITION

We will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than us. In view of our combined extremely limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

ITEM 3. DESCRIPTION OF PROPERTY

The Company has no properties and at this time has no agreements to acquire any properties. The Company currently uses the offices of management pursuant to a lease agreement. Management has agreed to continue this arrangement until the Company completes an acquisition or merger.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth each person known by us to be the beneficial owner of five percent or more of the Company's Common Stock, all directors individually and all directors and officers of the Company as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.


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Name and Address of                    Amount of                      Percentage
Beneficial Owner                       Beneficial Ownership           of Class
-------------------                    --------------------           ----------

Lord Dr. Masaaki Ikawa                  50,000                            50%
590 Madison Avenue, 21st Floor
New York, New York 10022

Mr. Nobou Ikawa                         50,000                            50%
590 Madison Avenue, 21st Floor
New York, New York 10022

Akihito Awaji                                0                             0%
350 Fifth Avenue Suite 4304
New York, NY 10118

All Executive Officers
and Directors as a Group               100,000                           100%
(2 People)

ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

We have three Directors and two Officers as follows:

Name                         Age      Positions and Offices Held
----                         ---      --------------------------

Lord Dr. Masaaki Ikawa        79      President/Chief Executive Officer/Director
Mr. Nobou Ikawa               30      Secretary/Director
Mr. Akihito Awaji             45      Director

There are no agreements or understandings for the officer or director to resign at the request of another person and the above-named officer and director is not acting on behalf of nor will act at the direction of any other person.

Set forth below is the name of our director and officer, all positions and offices with the Company held, the period during which he has served as such, and the business experience during at least the last five years:

Lord Dr. Masaaki Ikawa is the President, Chief Executive Officer, Chief Financial Officer and a member of the Board of Directors of One Million Net International, Inc. He is also the President, Chief Executive Officer, Chief Financial Officer and a member of the Board of Directors of Caibs International Holding Inc., which purchased 100,000 shares of 51141, Inc., a blank check company, Issued and outstanding common stock from Scott Raleigh, the sole officer, Director and shareholder of the company on November 23, 2005, pursuant to the terms of a Stock Purchase Agreement. Since such time Dr. Ikawa has managed all day to day operations of the entity. Dr. Ikawa is also the Chairman and President of Asia United Nation Development Authority Inc. ("Asia UND"), based in Okinawa, Japan. Asia UND is a group of six companies with business operations in the areas of trading, technology, finance and real estate development in Asia, specifically Japan. He is also the President, Chief Executive Officer, Chief Financial Officer and a member of the Board of Directors of United Nations Securities Ass'n, Inc. and United Nations Trade Finance Securities Center (Hokkaido), Inc. In 1950 Dr. Ikawa graduated from Waseda University in Tokyo. In 1957, he graduated from Harvard Business School. He also received a Doctorate in Business Administration from Oxford University in 1962. Other than Caibs International Holding and Asia UND, Dr. Ikawa has never been an Officer or a Director of any company in Japan or the United States.

Mr. Nobou Ikawa is the Secretary and a member of the Board of Directors of One Million Net International, Inc. He is also a Vice President of in Caibs International Holding, Inc. and United Nations Trade Finance Securities Center (Hokkaido), Inc. He has experience in International business development with Aunda Group, working specifically to Help identify worldwide emerging markets. He has also performed work in the Education sector for the Australian government. Mr. Ikawa has a Bachelor's Degree In Economics and a Master's Degree in Business Administration from the University Of Canberra.

Mr. Akihito Awaji is a member of the Board of Directors of One Million Net International, Inc. He received a graduate degree in International Economics from Hokkaido University. He is the Chairman of Horizon, Ltd. And One Million Net Ltd of Japan. His experience includes work in the network and communications fields in Japan and Asia. He has also cooperated with Sanyo and Toshiba in software and communications development.

CONFLICTS OF INTEREST

Dr. Ikawa is also the President of Caibs International Holding and Asia UND. As such, demands may be placed on the time of Dr. Ikawa which will detract from the amount of time he is able to devote to us. Dr. Ikawa intends to devote as much time to the activities of the Company as required. However, should such a conflict arise, there is no assurance that Dr. Ikawa would not attend to other matters prior to those of the Company. Dr. Ikawa projects that initially up to ten hours per month of his time may be spent locating a target company which amount of time would increase when the analysis of, and negotiations and consummation with, a target company are conducted.

Mr. Ikawa is also a Vice President of Caibs International Holding and Asia UND, 1934 Act companies. As such, demands may be placed on the time of Mr. Ikawa which will detract from the amount of time he is able to devote to us. Mr. Ikawa intends to devote as much time to the activities of the Company as required. However, should such a conflict arise, there is no assurance that Mr. Ikawa would not attend to other matters prior to those of the Company. Mr. Ikawa projects that initially up to ten hours per month of his time may be spent locating a target company which amount of time would increase when the analysis of, and negotiations and consummation with, a target company are conducted.

Dr. Ikawa is also the President of United Nations Securities Ass'n, a 1934 Act company. As such, demands may be placed on the time of Dr. Ikawa which will detract from the amount of time he is able to devote to us. Dr. Ikawa intends to devote as much time to the activities of the Company as required. However, should such a conflict arise, there is no assurance that Dr. Ikawa would not attend to other matters prior to those of the Company. Dr. Ikawa projects that initially up to ten hours per month of his time may be spent locating a target company which amount of time would increase when the analysis of, and negotiations and consummation with, a target company are conducted.

Dr. Ikawa is also the President of United Nations Trade Finance Securities Center (Hokkaido) Inc., a 1934 Act company. As such, demands may be placed on the time of Dr. Ikawa which will detract from the amount of time he is able to devote to us. Dr. Ikawa intends to devote as much time to the activities of the Company as required. However, should such a conflict arise, there is no assurance that Dr. Ikawa would not attend to other matters prior to those of the Company. Dr. Ikawa projects that initially up to ten hours per month of his time may be spent locating a target company which amount of time would increase when the analysis of, and negotiations and consummation with, a target company are conducted.

Mr. Ikawa is also the Secretary of United Nations Trade Finance Securities Center (Hokkaido) Inc., a 1934 Act company. As such, demands may be placed on the time of Mr. Ikawa which will detract from the amount of time he is able to devote to us. Mr. Ikawa intends to devote as much time to the activities of the Company as required. However, should such a conflict arise, there is no assurance that Mr. Ikawa would not attend to other matters prior to those of the Company. Mr. Ikawa projects that initially up to ten hours per month of his time may be spent locating a target company which amount of time would increase when the analysis of, and negotiations and consummation with, a target company are conducted.

Dr. Ikawa owns 50,000 shares, of the Company's common stock. At the time of a business combination, management expects that some or all of the shares of common stock owned by Lord Dr. Masaaki Ikawa, will be purchased by the target company or retired by the Company. The amount of Common Stock sold or continued to be owned by Dr. Ikawa, cannot be determined at this time.

Mr. Ikawa owns 50,000 shares, of the Company's common stock. At the time of a business combination, management expects that some or all of the shares of common stock owned by Mr. Nobou Ikawa, will be purchased by the target company or retired by the Company. The amount of Common Stock sold or continued to be owned by Dr. Ikawa, cannot be determined at this time.

The terms of the business combination may include such terms as Dr. Ikawa, Mr. Ikawa and Mr. Awaji remaining directors or officers of the company. The terms of a business combination may provide for a payment by cash or otherwise to Dr. Masaaki Ikawa and Mr. Nobou Ikawa, for the purchase or retirement of all or part of their common stock by a target company or for services rendered incident to or following a business combination. Dr. Ikawa and Mr. Ikawa would directly benefit from such payment. Such benefits may influence Dr. Ikawa's choice of a target company.

We may agree to pay finder's fees, as appropriate and allowed, to unaffiliated persons who may bring a target company to us where that reference results in a business combination. No finder's fee of any kind will be paid by us to management or our promoters or to their associates or affiliates. No loans of any type have, or will be, made by us to management or our promoters or to any of their associates or affiliates.

We will not enter into a business combination, or acquire any assets of any kind for its securities, in which our management or any affiliates or associates have any interest, direct or indirect.

There are no binding guidelines or procedures for resolving potential conflicts of interest. Failure by management to resolve conflicts of interest in favor of us could result in liability of management to us. However, any attempt by shareholders to enforce a liability of management to us would most likely be prohibitively expensive and time consuming.

CURRENT AND FUTURE BLANK CHECK COMPANIES

Dr. Ikawa is currently the President of Caibs International Holding Inc., a blank check company that merged with 51141, Inc. on November 23, 2005. Prior to the merger, Scott Raleigh filed a Form 10SB for 51141, Inc. on March 8, 2005. Dr. Ikawa may be in the future, an officer, director and/or beneficial shareholder of other blank check companies. The initial business purpose of this company was or is to engage in a business combination with an unidentified company or companies and each were or will be classified as a blank check company until completion of a business combination. The following chart summarizes certain information concerning blank check companies with which our President is or has been involved whose registration statements are effective as of the date hereof. In most instances that a business combination is transacted with one of these companies, it is required to file a current Report on Form 8-K describing the transaction. Reference is made to the Form 8-K filed for any company listed below for detailed information concerning the business combination entered into by that company.

Mr. Ikawa is currently a Vice President of Caibs International Holding Inc., a blank check company that merged with 51141, Inc. on November 23, 2005. Prior to the merger, Scott Raleigh filed a Form 10SB for 51141, Inc. on March 8, 2005. Mr. Ikawa may be in the future, an officer, director and/or beneficial shareholder of other blank check companies. The initial business purpose of this company was or is to engage in a business combination with an unidentified company or companies and each were or will be classified as a blank check company until completion of a business combination. The following chart summarizes certain information concerning blank check companies with which our President is or has been involved whose registration statements are effective as of the date hereof. In most instances that a business combination is transacted with one of these companies, it is required to file a current Report on Form 8-K describing the transaction. Reference is made to the Form 8-K filed for any company listed below for detailed information concerning the business combination entered into by that company.

Corporation                    Registration Form               Status
-----------                    -----------------               ------
Caibs International            Filed on March 8, 2005          To date no merger has been
Holding Inc. (1)               000-51184                       effectuated and the Company's shares
                                                               are not available on any public
                                                               market. No IPO or
                                                               offering has been
                                                               undertaken for
                                                               this company.
                                                               Dr. Ikawa is still
                                                               the sole officer
                                                               and director of
                                                               Caibs International Holding Inc.

United Nations                 Filed on April 13, 2006         To date no merger has been effectuated
Securities Association(2)      000-51914                       and the Companys public shares
                                                               are not available on any public market.
                                                               No IPO or offering has been undertaken
                                                               for this company. Dr. Ikawa is still the
                                                               The sole officer and Director of United
                                                               Nations Securities Association.

United Nations Trade           Filed on October 10, 2006       To date no merger has been effectuated
Finance Securities             000-52250                       and the Company's public shares
Center (Hokkaido) Inc. (3)                                     are not available on any public market.
                                                               No IPO or offering has been undertaken
                                                               For this company. Dr. Ikawa and Mr. Ikawa
                                                               are the sole officers and Directors of this
                                                               company.

(1) Lord Dr. Masaaki Ikawa is the beneficial owner of Caibs International Holding Inc.

(2) Lord Dr. Masaaki Ikawa is the beneficial owner of United Nations Securities Association.

(3) Lord Dr. Masaaki Ikawa and Mr. Nobuo Ikawa are the beneficial owners of United Nations Trade Finance Securities Center (Hokkaido) Inc.

INVESTMENT COMPANY ACT OF 1940

Although we will be subject to regulation under the Securities Act of 1933 and the Securities Exchange Act of 1934, management believes we will not be subject to regulation under the Investment Company Act of 1940 insofar as we will not be engaged in the business of investing or trading in securities. In the event we engage in business combinations which result in our holding passive investment interests in a number of entities we could be subject to regulation under the Investment Company Act of 1940. In such event, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have made no formal or informal inquiries to the Securities and Exchange Commission as to our status under the Investment Company Act of 1940 and therefore no determination regarding such status has been made at this time. Any violation of such Act would subject us to material adverse consequences.

ITEM 6. EXECUTIVE COMPENSATION.

Our officer and director does not receive any compensation for his services rendered to us, has not received such compensation in the past, and is not accruing any compensation pursuant to any agreement with us. However, the our officer and director anticipates receiving benefits as a beneficial shareholder of the Company, possibly, in other ways. See ITEM 5.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS, CONFLICTS OF INTEREST.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of its employees.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

We have issued a total of 100,000 shares of Common Stock to the following persons for a total of $100 in cash:

Name                              Number of Total Shares           Consideration
----                              ----------------------           -------------
Lord Dr. Masaaki Ikawa                 50,000                          $50
Mr. Nobuo Ikawa                        50,000                          $50

With respect to the sales made to Lord Dr. Masaaki Ikawa, the Company relied upon Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). Such security holders cannot rely on Rule 144 for resale transactions and therefore can only be resold through Registration under the Securities Act.

ITEM 8. DESCRIPTION OF SECURITIES.

Our authorized capital stock consists of 100,000,000 shares of Common Stock, and 50,000,000 shares of preferred stock, each with a par value $.001 per share. The following statements relating to the capital stock set forth the material terms of our securities; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the Certificate of Incorporation, amendment to the Certificate of Incorporation and the By-laws, copies of which are filed as exhibits to this registration statement.

COMMON STOCK

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

PREFERRED STOCK

Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

      The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. We have no present plans to issue any preferred stock.

      For more information about the Company's capital stock, please see the copy of the Company's Certificate of Incorporation and By-laws, copies of which have been filed as exhibits to this Form 10-SB.

DIVIDENDS

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination.

TRADING OF SECURITIES IN SECONDARY MARKET

The National Securities Market Improvement Act of 1996 limited the authority of states to impose restrictions upon sales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Exchange Act. Upon effectiveness of this Registration Statement, we will be required to, and will, file reports under
Section 13 of the Exchange Act. As a result, sales of our common stock in the secondary market by the holders thereof may then be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker). However, our security holders can not rely on Rule 144 for resale transactions and therefore can only be resold through Registration under the Securities Act.

Following a business combination, a target company will normally wish to list our common stock for trading in one or more United States markets. The target company may elect to apply for such listing immediately following the business combination or at some later time.

In order to qualify for listing on the Nasdaq SmallCap Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq SmallCap Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 shareholders.

If, after a business combination, we do not meet the qualifications for listing on the Nasdaq SmallCap Market, we may apply for quotation of our securities on the NASD OTC Bulletin Board. In certain cases we may elect to have our securities initially quoted in the "pink sheets" published by the Pink Sheets, LLC. On April 7, 2000, the Securities and Exchange Commission issued a clarification with regard to the reporting status under the Securities Exchange Act of 1934 of a non-reporting company after it acquired a reporting "blank check" company. This letter clarified the Commission's position that such Company would not be a successor issuer to the reporting obligation of the "blank check" company by virtue of Exchange Act Rule 12g-3(a).

We intend that any merger we undertake would not be deemed a "back door" registration since we would remain the reporting company and the Company that we merge with would not become a successor issuer to our reporting obligations by virtue of Commission Rule 12g-3(a).

TRANSFER AGENT

It is anticipated that Corporate Stock Transfer, Denver, Colorado will act as transfer agent for our common stock. However, we may appoint a different transfer agent.

GLOSSARY

"Blank Check"

Company as defined in Section 7(b)(3) of the Securities Act, a "blank check" company is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies and is issuing "penny stock" securities as defined in Rule 3a51-1 of the Exchange Act.

Business Combination

Normally a merger, stock-for-stock exchange or stock-for-assets exchange between the Registrant and a target company.

The Company

The corporation whose common stock is the subject of this Registration
Statement.

The Registrant

One Million Net International, Inc.

Exchange Act

The Securities Exchange Act of 1934, as amended.

"Penny Stock" Security

As defined in Rule 3a51-1 of the Exchange Act, a "penny stock" security is any equity security other than a security (i) that is a reported security (ii) that is issued by an investment company (iii)that is a put or call issued by the Option Clearing Corporation (iv) that has a price of $5.00 or more (except for purposes of Rule 419 of the Securities Act) (v) that is registered on a national securities exchange (vi) that is authorized for quotation on the Nasdaq Stock Market, unless other provisions of Rule 3a51-1 are not satisfied, or (vii) that is issued by an issuer with (a) net tangible assets in excess of $2,000,000, if in continuous operation for more than three years or $5,000,000 if in operation for less than three years or (b) average revenue of at least $6,000,000 for the last three years.

Securities Act

The Securities Act of 1933, as amended.

                                     PART II

ITEM 1. MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

(A) MARKET PRICE. There is no trading market for our Common Stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

(B) HOLDERS. There is one holder of our Common Stock. The issued and outstanding shares of our Common Stock were issued in accordance with the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933.

(C) DIVIDENDS. We have not paid any dividends to date, and has no plans to do so in the immediate future.

ITEM 2. LEGAL PROCEEDINGS.

There is no litigation pending or threatened by or against us.

ITEM 3. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

We have not changed accountants since its formation and there are no disagreements with the findings of its accountants.

ITEM 4. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have sold securities which were not registered as follows:

                                                   Number of
Date                         Name                  Shares          Consideration
----                         ----                  ---------       -------------
August 3, 2006         Lord Dr. Masaaki Ikawa       50,000             $50
                       Mr. Nobuo Ikawa              50,000             $50

With respect to the sales made to Lord Dr. Masaaki Ikawa, we relied upon Section 4(2) of the Securities Act of 1933, as amended.

ITEM 5. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102(b)(7) of the DGCL enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director's fiduciary duty, except:

      o for any breach of a director's duty of loyalty to the corporation or its stockholders,

      o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

      o pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or

      o for any transaction from which a director derived an improper personal benefit.

Our certificate of incorporation provides in effect for the elimination of the liability of directors to the extent permitted by the DGCL.

Section 145 of the DGCL provides, in summary, that directors and officers of New Jersey corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Our bylaws entitle our officers and directors to indemnification to the fullest extent permitted by the DGCL.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

                                    PART III

ITEM 1. INDEX TO EXHIBITS

3.1 Certificate of Incorporation filed August 2, 2006*

3.2 Bylaws*

* Previously Filed on our Form 10-SB on November 3, 2006.

                                   SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

By: /s/ Lord Dr. Masaaki Ikawa
    ------------------------------------
    Lord Dr. Masaaki Ikawa
    Title: President/Director

Dated: November 20, 2006

                       ONE MILLION NET INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                    CONTENTS

PAGE    1   REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE    2   BALANCE SHEET AS OF AUGUST 31, 2006

PAGE    3   STATEMENT OF OPERATIONS  FOR THE PERIOD FROM AUGUST 2, 2006
            (INCEPTION) TO AUGUST 31, 2006.

PAGE    4   STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY FOR THE PERIOD FROM
            AUGUST 2, 2006 (INCEPTION) TO AUGUST 31, 2006

PAGE    5   STATEMENT OF CASH FLOWS FOR THE PERIOD FROM AUGUST 2, 2006
            (INCEPTION)  TO AUGUST 31, 2006.

PAGES 6 - 9 NOTES TO FINANCIAL STATEMENTS

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
One Million Net International, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of One Million Net International, Inc. (A Development Stage Company) as of August 31, 2006, and the related statements of operations, changes in shareholder's equity and cash flows for the period from August 2, 2006 (inception) to August 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of One Million Net International, Inc. (A Development Stage Company) as of August 31, 2006 and the results of its operations and its cash flow for the for the period from August 2, 2006 (inception) to August 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has a net loss of $1,982 and used cash in operations of $16,283 for the period from August 2, 2006 (inception) to August 31, 2006. This raises substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in Note 5. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.

Boynton Beach, Florida
September 22, 2006

                       ONE MILLION NET INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                 AUGUST 31, 2006

                                     ASSETS

CURRENT ASSETS
  Cash                                                                               $ 153,321
  Prepaid expense                                                                       15,000
                                                                                     ---------

TOTAL ASSETS                                                                         $ 168,321
                                                                                     =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                                   $     699
  Due to related party                                                                 153,321
                                                                                     ---------

TOTAL LIABILITIES                                                                    $ 154,020
                                                                                     ---------

COMMITMENTS AND CONTINGENCIES                                                               --

STOCKHOLDERS' EQUITY
  Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued and
   outstanding                                                                              --
  Common stock, $0.001 par value, 100,000,000 shares authorized, 100,000 shares
   issued and outstanding                                                                  100
  Additional paid in capital                                                            16,283
  Subscription receivable                                                                 (100)
  Accumulated deficit during development stage                                          (1,982)
                                                                                     ---------
        Total Stockholders' Equity                                                      14,301
                                                                                     ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                           $ 168,321
                                                                                     =========

                See accompanying notes to financial statements.

                       ONE MILLION NET INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
        FOR THE PERIOD FROM AUGUST 2, 2006 (INCEPTION) TO AUGUST 31, 2006

OPERATING EXPENSES
  General and administrative                                                  $   1,982
                                                                              ---------
        Total Operating Expenses                                                  1,982
                                                                              ---------

LOSS FROM OPERATIONS BEFORE INCOME TAXES                                         (1,982)

Provision for Income Taxes                                                           --
                                                                              ---------

NET LOSS                                                                      $  (1,982)
                                                                              =========

 Net loss per share - basic and diluted                                       $   (0.02)
                                                                              =========

Weighted average number of shares outstanding during the period - basic and
 diluted                                                                        100,000
                                                                              =========

                 See accompanying notes to financial statements.

                       ONE MILLION NET INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
        FOR THE PERIOD FROM AUGUST 2, 2006 (INCEPTION) TO AUGUST 31, 2006

                                                                                                Accumulated
                                                                                                  Deficit
                                                                                     Additional   During
                                             Preferred Stock        Common Stock       Paid-In  Development  Subscription
                                            Shares    Amount     Shares     Amount     Capital     Stage      Receivable    Total
                                            ------   ---------  --------   --------   --------    --------     --------    --------

Balance, August 2, 2006                         --   $      --        --   $     --   $     --    $     --     $     --    $     --

Common stock issued to founder for cash
 ($0.001 per share)                             --          --   100,000        100         --          --         (100)         --

In-kind contribution                            --          --        --         --     16,283          --           --      16,283

Net loss for the period from August 2,
 2006 (inception) to August 31, 2006            --          --        --         --         --      (1,982)          --      (1,982)
                                            ------   ---------  --------   --------   --------    --------     --------    --------

BALANCE, AUGUST 31, 2006                        --   $      --   100,000   $    100   $ 16,283    $ (1,982)    $   (100)   $ 14,301
                                            ======   =========  ========   ========   ========    ========     ========    ========

                 See accompanying notes to financial statements.

                       ONE MILLION NET INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
        FOR THE PERIOD FROM AUGUST 2, 2006 (INCEPTION) TO AUGUST 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                      $  (1,982)
  Adjustments to reconcile net loss to net cash used in operating activities:
   Changes in operating assets and liabilities:
    Increase in prepaid expenses                                                  (15,000)
    Increase in accounts payable                                                      699
                                                                                ---------
         Net Cash Used In Operating Activities                                    (16,283)
                                                                                ---------

CASH FLOWS FROM INVESTING ACTIVITIES                                                   --
                                                                                ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Due to related party                                                           153,321
   In-kind contribution of expenses                                                16,283
                                                                                ---------
         Net Cash Provided By Financing Activities                                169,604
                                                                                ---------

NET INCREASE IN CASH                                                              153,321

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                       --
                                                                                ---------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $ 153,231
                                                                                =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest                                                          $      --
                                                                                =========

Cash paid for taxes                                                             $      --
                                                                                =========

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Stock sold for subscription (100,000 shares)                                    $     100
                                                                                =========

                 See accompanying notes to financial statements.

                       ONE MILLION NET INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2006

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

      (A) Organization

      One Million Net International, Inc. (a development stage company) (the "Company") was incorporated under the laws of the State of Delaware on August 2, 2006. The Company was organized to merge with an emerging Japanese company.

      Activities during the development stage include developing the business plan and raising capital.

      (B) Use of Estimates

      In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

      (C) Cash and Cash Equivalents

      The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At August 31, 2006 the Company had $53,321 of cash in excess of FDIC insurance.

      (D) Loss Per Share

      Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share." As of August 31, 2006 there were no common share equivalents outstanding.

      (E) Income Taxes

      The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                       ONE MILLION NET INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2006

      As of August 31, 2006, the Company has a net operating loss carryforward of approximately $1,982 available to offset future taxable income through 2026. The valuation allowance at August 31, 2006 was $674. The net change in the valuation allowance for the period ended August 31, 2006 was an increase of $674.

      (F) Business Segments

      The Company operates in one segment and therefore segment information is not presented.

      (G) Recent Accounting Pronouncements

      SFAS 155, "Accounting for Certain Hybrid Financial Instruments" and SFAS 156, "Accounting for Servicing of Financial Assets" were recently issued. SFAS 155 and 156 have no current applicability to the Company and have no effect on the financial statements.

NOTE 2 SHAREHOLDER'S EQUITY

      (A) Common Stock Issued for Subscription Receivable

      During 2006, the Company issued 100,000 shares of common stock for a subscription receivable of $100.

      (B) In-Kind Contribution

      During 2006, the sole shareholder of the Company paid $16,283 of operating expenses on behalf of the Company. A portion of the payment was charged to the statement of operations and the reminder to prepaid expenses to cover legal fees to be incurred in the future (See Note 3).

NOTE 3 RELATED PARTY TRANSACTIONS

      The shareholder of the Company contributed $16,283 for expenses on behalf of the Company (See Note 2 (B)).

      During 2006, the Company received $153,321 from a related entity. The amount is due on demand and is non-interest bearing (See Note 6).

      During 2006, the Company entered into a three-year lease agreement for office space with a company related to its CEO.

                       ONE MILLION NET INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2006

NOTE 4 COMMITMENTS

      During 2006, the Company entered into a lease agreement with a related party for a period of three years at a monthly cost of $418.

      Future minimum lease payments under the operating lease at August 31, 2006 consist of the following:

                    Year                     Amount
             --------------------      -----------------

                    2007               $           5,016
                    2008                           5,016
                    2009                           4,598
                                       -----------------

                                       $          14,630
                                       =================

NOTE 5 GOING CONCERN

      As reflected in the accompanying financial statements, the Company is in the development stage with no operations and has a net loss of $1,982, and used cash in operations of $16,283 for the period from August 2, 2006 (inception) to August 31, 2006. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

      Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 6 SUBSEQUENT EVENTS

      On September 1, 2006, the Company entered into a related party loan of $19,990 at a rate of 4.5%, maturing on March 1, 2007. The note is unsecured.

      During September 2006, the Company repaid amounts due to a related party of $153,321.